Exhibit 1

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No. 333-168020 on Form S-8) pertaining to the ING Financial Services LLC 401(k) Savings Plan (the “Plan”) of our report dated June 19, 2013, with respect to the financial statements of the Plan included in the Annual Report on Form 11-K for the fiscal year ended December 31, 2012 relating to the Plan, filed with the Securities and Exchange Commission.

Very truly yours,

P&G Associates

June 19, 2013

646 Highway 18 East Brunswick, NJ 08816    877.651.1700    www.pandgassociates.com